EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

ALLIANCE BANCSHARES, INC.

1.

The name of the Corporation is Alliance Bancshares, Inc.

2.

The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

3.

The corporation may engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code.

4.

The Corporation shall have authority to issue Twenty Million (20,000,000) shares of common stock (the "Common Stock"), $.10 par value.

5.

The initial registered office of the Corporation shall be at 210-214 West Morris Street, Dalton, Whitfield County, Georgia 30720. The initial registered agent of the Corporation at such address shall be Charles Y. Allgood.

6.

The mailing address of the initial principal office of the corporation is P. O. Box 607, Dalton, Georgia 30722.

7.

The Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

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8.

In all elections of directors, the number of votes each shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each shareholder shall be entitled to one vote for each share of stock held by him or her.

9.

(a) At any shareholders' meeting with respect to which notice of such purpose has been given, a director may be removed without cause only by the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation.

(b) At any shareholders' meeting with respect to which notice of such purpose has been given, a director may be removed with cause only by the affirmative vote of the holders of a majority of the shares of the Corporation represented at the meeting either in person or by proxy.

(c) For purposes of this Article 9, a director of the Corporation may be removed for cause if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.

(d) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

10.

(a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

(i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

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(iv) any transaction from which the director derived an improper material tangible personal benefit.

(b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

11.

(a) Approval of any merger or share exchange of the Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or other entity, shall require either:

(i) the affirmative vote of two-thirds (2/3) of the directors of the Corporation then in office and the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote; or

(ii) the affirmative vote of a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.

(b) The Board of Directors shall have the power to determine for the purposes of this Article 11, on the basis of information known to the Corporation, whether any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation.

(c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 11 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

12.

(a) The Board of Directors, when evaluating any offer of another party (i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate any other corporation with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and economic effects on the employees, customers, shareholders and

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other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and (B) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

(b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 12 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

13.

Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.

14.

The name and address of the incorporator of the corporation is T. Treadwell Syfan, P. O. Box 3280, Gainesville, Georgia 30503.

IN WITNESS WHEREOF, the undersigned has caused these Articles of Incorporation to be executed, this 10th day of April, 2003.

s/T. Treadwell Syfan
T. TREADWELL SYFAN, Incorporator

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